UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 11, 2016

PepsiCo, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	1-1183	13-1584302
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

700 Anderson Hill Road, Purchase, New York		10577
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 914-253-2000

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 11, 2016, the Board of Directors (the “Board”) of PepsiCo, Inc. (the “Company”) approved amendments to the Company’s By-Laws (the “By-Laws”).  The amendments, which were effective upon adoption by the Board, implement proxy access and make certain other conforming and related changes.  Section 2.9 of the By-Laws permits a shareholder, or a group of up to 20 shareholders, in aggregate owning 3% or more of the Company’s outstanding shares of common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to 20% of the number of directors in office or two nominees, whichever is greater, provided that (i) the shareholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws and (ii) the Company receives notice of such nomination between 150 and 120 days prior to the anniversary of the date the Company’s definitive proxy statement was first sent to shareholders in connection with the preceding year’s annual meeting.

The foregoing description of the amendments to the By-Laws is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is attached hereto as Exhibit 3.2 and incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

3.2	By-Laws of PepsiCo, Inc., as amended and restated, effective as of January 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.

Date: January 11, 2016	By:	/s/ Cynthia Nastanski
	Name:	Cynthia Nastanski
	Title:	Senior Vice President, Corporate Law and Deputy Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
3.2	By-Laws of PepsiCo, Inc., as amended and restated, effective as of January 11, 2016.